EXHIBIT 10.3

EMCORE Corporation 2019 Equity Incentive Plan

Performance-Based Restricted Stock Unit Award Agreement

To: []

EMCORE Corporation, a New Jersey corporation (the “Company”), has granted you an award (the “Award”) of a target number of [] performance-based restricted stock units (the “Restricted Stock Units”) under the EMCORE Corporation 2019 Equity Incentive Plan, as adopted effective December 14, 2018, and as further amended from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. Each Restricted Stock Unit represents, on the books of the Company, a unit which is equivalent to one share of the Company’s common stock, no par value per share (the “Common Stock”). The effective “Grant Date” will be [], subject to your promptly signing and returning a copy of this Agreement (as defined below) to the Company.
This Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”) evidences the Award of the Restricted Stock Units. This Agreement and the Award of the Restricted Stock Units are made in consideration of your employment or service relationship with the Company or an affiliate of the Company (as applicable, your “Employer”). The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan and any terms and conditions relating to Restricted Stock Units and specifies other applicable terms and conditions of your Restricted Stock Units.
A copy of the Plan and the Prospectus for the Plan, as amended from time to time (the “Prospectus”), is being provided or made available to you in connection with the Award. By executing this Agreement, you acknowledge that you have received a copy of the Plan and the Prospectus. You may request additional copies of the Plan or Prospectus by contacting EMCORE Corporation, Attn: Chief Financial Officer, 2015 West Chestnut Street, Alhambra, CA 91803. You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.
1.Terminology; Conflicts. The Glossary at the end of this Agreement includes definitions of certain capitalized words used in this Agreement. All terms not defined in this Agreement (including the Glossary) have the meanings given in the Plan. Unless otherwise specifically provided in this Agreement, in the event of any conflict, ambiguity or inconsistency between or among any defined term in this Agreement or the Plan, the provisions of, first, the Plan and second, this Agreement, will control in that order of priority, except in the case of Section 14 of this Agreement, which will control in all cases.

2.Terms and Conditions of Award. The following terms and conditions will apply:

(a)Performance Vesting Condition. Your target number of Restricted Stock Units shall be subject to the performance-based forfeiture and vesting provisions below:

(i)All of the Restricted Stock Units are nonvested and forfeitable as of the Grant Date.

(ii)Subject to earlier termination as provided in this Agreement, your Restricted Stock Units are subject to a vesting requirement based on the Company’s Total Shareholder Return achieved relative to the Total Shareholder Return for the Index. The Company’s Total Shareholder Return will be measured over a three-year performance period that will begin on [] and end on [] (the “Performance Period”). Total Shareholder Return performance for the Performance Period will be determined with reference to the goals set forth in the table below:

Total Shareholder Return for the Performance Period Relative to the Total Shareholder Return for the Index	% of Target Number of Units Becoming Vested and Nonforfeitable
<50% of Index	0%
50% of Index	0%
60% of Index	20%
80% of Index	60%
100% of Index	100%
120% of Index	140%
140% of Index	180%
150% of Index	200%
>150 of Index%	200%

Except as described below, all of your Restricted Stock Units will terminate for no consideration at the end of the Performance Period if the Company achieves a Total Shareholder Return that is equal to or less than fifty percent (50%) of the Total Shareholder Return for the Index. If the Company achieves a Total Shareholder Return relative to the Index for the Performance Period between the percentages listed in the table above, the percentage of your Restricted Stock Units that will be eligible to become vested and nonforfeitable will be pro-rated on a straight-line basis between the closest two percentages listed in the table above. The maximum percentage of your Restricted Stock Units that may be eligible to become vested and nonforfeitable is the maximum percentage listed in the table above. Any of your Restricted Stock Units that do not become eligible to become vested and nonforfeitable at the end of the Performance Period based on the Company’s Total Shareholder Return for the Performance Period will automatically terminate for no consideration at the end of the Performance Period.
(b)Continued Service Vesting Condition. In addition to achievement of the Total Shareholder Return performance-vesting requirements set forth above, in order for any of your Restricted Stock Units to become vested and nonforfeitable, you must continue to be an Eligible Person through the applicable vesting date. Unless this Agreement provides to the contrary, none of the Restricted Stock Units will become vested and nonforfeitable after you cease to be an Eligible Person, and any Restricted Stock Units that are nonvested and forfeitable as of the date you cease to be an Eligible Person shall terminate for no consideration.

(c)Change in Control. If a Change in Control occurs while any of your Restricted Stock Units are outstanding, the following provisions shall apply:

(i)If the Change in Control occurs after the end of the Performance Period but before any Restricted Stock Units that have become vested and nonforfeitable based on the Company’s Total Shareholder Return performance for the completed Performance Period have been paid, such vested and nonforfeitable Restricted Stock Units will be paid as provided for in Section 2(e) below.

(ii)If the Change in Control occurs during the Performance Period while any of your Restricted Stock Units are outstanding, the Performance Period (an “Adjusted Performance Period”) will be deemed to end on the day immediately preceding the Change in Control and performance will be measured based on the Company’s Total Shareholder Return relative to the Index through the date of the Change in Control, provided that (1) instead of using an average stock price to measure the Company’s Total Shareholder Return at the end of the Adjusted Performance Period, the Company’s Total Shareholder Return at the end of the Adjusted Performance Period will be measured using the price per share of Common Stock to be paid in the Change in Control in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Common Stock on the last trading day prior to the Change in Control, as reported at the close of regular trading on the principal exchange on which the Common Stock is listed), and (2) the Total Shareholder Return for the Index shall be determined in accordance with the definition of Total Shareholder Return, but using the day immediately preceding the Change in Control as the last day of the Adjusted Performance Period. Any Restricted Stock Units that become eligible to become vested and nonforfeitable based on the Company’s Total Shareholder Return performance for the Adjusted Performance Period (or if you are a party to an employment agreement with the Company (an “Employment Agreement”) that entitles you to vest in a minimum of the target number of Restricted Stock Units for the Adjusted Performance Period as a result of a Change in Control or qualifying termination of employment following a Change in Control, the target number of Restricted Stock Units if greater) shall be referred to as “Adjusted Performance Period Units”). For the avoidance of doubt, if you are party to an Employment Agreement that entitles you to vest in a specified percentage of your outstanding equity awards as a result of a Change in Control or qualifying termination of employment following a Change in Control, the Employment Agreement shall entitle you to vest in the Adjusted Performance Period Units as determined above.

(iii)Any Restricted Stock Units for the Adjusted Performance Period that do not become Adjusted Performance Period Units shall terminate at the end of the Adjusted Performance Period for no consideration.

(iv)If you are a party to an Employment Agreement that entitles you to vest in the Adjusted Performance Period Units for the Adjusted Performance Period solely as a result of a Change in Control, you will be entitled to vest in the number of Adjusted Performance Period Units becoming vested and nonforfeitable pursuant to the terms of your Employment Agreement (the “Accelerated Adjusted Units”). The Accelerated Adjusted Units will be paid as provided for in Section 2(e) below.

(v)Any Adjusted Performance Period Units for the Adjusted Performance Period that are not Accelerated Adjusted Units (the “Time-Based Adjusted Units”), will become vested and nonforfeitable on the last day of the original Performance Period

(before any adjustment), subject to you continuing to be an Eligible Person through such date. In addition, (1) if you suffer an involuntary termination without Cause within two years following the Change in Control and prior to the last day of the original Performance Period, all of your unvested Time-Based Adjusted Units will become vested and nonforfeitable as of the date of your termination without Cause, and (2) if you are party to an Employment Agreement that entitles you to vest in any Time-Based Adjusted Units as a result of a qualifying termination of employment following a Change in Control and you experience a qualifying termination of employment prior to the last day of the original Performance Period, the applicable number of Time-Based Adjusted Units becoming vested pursuant to the terms of your Employment Agreement will become vested and nonforfeitable as of the date of your qualifying termination of employment. Any Time-Based Adjusted Units becoming vested and nonforfeitable will be paid as provided for in Section 2(e) below.

(vi)Notwithstanding anything to the contrary in this Agreement or the Plan, in the event of a Change in Control or other event specified in Section 7.2 of the Plan in which the Restricted Stock Units are not assumed, all of the Adjusted Performance Period Units shall become vested and nonforfeitable as of the last day of the Adjusted Performance Period and will be paid as provided for in Section 2(e) below. For the avoidance of doubt and notwithstanding anything to the contrary in the Plan, any Restricted Stock Units for an Adjusted Performance Period that do not become Adjusted Performance Period Units shall terminate at the end of the Adjusted Performance Period.

(d)Termination of Service. If you cease to be an Eligible Person for any reason, all Restricted Stock Units that are not then vested and nonforfeitable will, after giving effect to any accelerated vesting as a result of your ceasing to be an Eligible Person, be immediately forfeited for no consideration.

(e)Settlement. Any Restricted Stock Units subject to this Award that become vested and nonforfeitable shall be paid in an equivalent number of whole shares of Common Stock (with any fractional Restricted Stock Units rounded down to the nearest whole number of shares of Common Stock) as soon as practicable following the applicable vesting date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the vesting date occurs; provided that any Restricted Stock Units that become vested and nonforfeitable in connection with or following a Change in Control or other corporate transaction specified in Section 7.2 of the Plan will be paid no later than the 30th day following the applicable vesting date. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with applicable law, this Agreement and any other agreement to which such shares are subject. Your settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company. The Company will not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units.

3.Restrictions on Transfer. You may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any Restricted Stock Units, and Restricted Stock Units may not be subject to execution, attachment or similar process. Any sale or transfer, or purported sale or transfer, shall be null and void. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

4.Issuance of Shares.

(a)Notwithstanding any other provision of this Agreement, you may not sell the shares of Common Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act, or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable law and any applicable insider trading policy of the Company governing the Common Stock and you may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such applicable law or insider trading policy.

(b)The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in your name. The Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf. If you are deceased (or in case of your Disability and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to your executor, administrator, legally authorized guardian or personal representative. The Company may at any time place legends referencing any applicable law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement, and the certificate shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. You will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section 4(b).

(c)The grant of the Restricted Stock Units and the shares of Common Stock issued in settlement of the Restricted Stock Units will be subject to and in compliance with all applicable requirements of applicable law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Restricted Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law and to make any representation or warranty with respect thereto as may be requested by the Company.

5.    Tax Withholding. The Company or the Employer shall be entitled to require a cash payment by or on your behalf (including, without limitation, subject to such procedures as the Administrator may adopt, pursuant to a broker-assisted “cashless” arrangement with a third party who facilitates the sale of shares of Common Stock deliverable upon any payment of Restricted Stock Units) and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or payment of the Restricted Stock Units in whole or in part. The Company may, in its discretion, agree that it will, upon any payment of shares of Common Stock in respect of the Restricted Stock Units, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value, to satisfy any withholding obligations of the Company and the Employer with respect to such distribution of shares at the applicable withholding rates.
—————————————————
For Section 16 officers, Section 5 to read as follows: “Unless (1) otherwise determined by the Administrator at any time after the Grant Date or (2) you have previously notified the Chief Financial Officer of the Company (or his designee) that you will pay the amount of any applicable federal, state or local tax law withholding taxes directly to the Company in cash, upon any payment of shares of Common Stock in respect of the Restricted Stock Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value, to satisfy any withholding obligations of the Company and the Employer with respect to such distribution of shares at the applicable withholding rates. In the event that the Administrator determines not to satisfy, or the Company cannot legally satisfy, such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Stock Units, the Company or the Employer shall be entitled to require a cash payment by or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.”

6.Adjustments for Corporate Transactions and Other Events.

a.Adjustment Events. Upon an event specified in Section 7.1 of the Plan, the number, amount and type of shares of Common Stock (or other securities or property) subject to your Restricted Stock Units will, without further action of the Administrator, be adjusted to reflect such event pursuant to the provisions of Section 7.1 of the Plan. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Restricted Stock Units as a result of the adjustment event. Adjustments under this Section 6 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Restricted Stock Units will result from any such adjustments.

b.Binding Nature of Agreement. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your granting of, the Restricted Stock Units, whether as a result of any adjustment event or other similar event, except as otherwise determined by the Administrator. If the Restricted Stock Units are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock Units.

7.Dividend Equivalent Rights. As of each date that the Company pays an ordinary cash dividend on its outstanding Common Stock for which the related record date occurs after the Grant Date and prior to the date all Restricted Stock Units subject to the Award have either been paid or have terminated, the Company shall credit you with an additional number of Restricted Stock Units equal to (a) the amount of the ordinary cash dividend paid by the Company on a single share of Common Stock on that date, multiplied by (b) the number of Restricted Stock Units subject to the Award outstanding and unpaid as of such record date (including any Restricted Stock Units previously credited under this Section 7 and with such total number subject to adjustment pursuant to Section 7.1 of the Plan and this Agreement), divided by (c) the closing price of a share of Common Stock on that date. Any Restricted Stock Units credited pursuant to the foregoing provisions of this Section 7 will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No crediting of Restricted Stock Units will be made pursuant to this Section 7 with respect to any Restricted Stock Units which, as of the related record date, have either been paid or have terminated.

8.No Right to Continued Employment or Service. The Award shall not confer upon you any right to be retained as an employee or service provider, nor restrict in any way the right of your Employer, which right is hereby expressly reserved, to terminate your employment or service relationship at any time with or without Cause (regardless of whether such termination results in (a) the failure of any Award to vest; (b) the forfeiture of any unvested or vested portion of any Award; and/or (c) any other adverse effect on your interests under the Plan). Nothing in the Plan or this Agreement shall confer on you the right to receive any future Awards under the Plan.

9.No Rights as Stockholder. You shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to you in respect thereof. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 6 and Section 7 of this Agreement.

10.The Company’s Rights. The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its affiliates, or any merger or consolidation of the Company or any affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any affiliate, or any sale or transfer of all or any part of the Company’s or any affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.Entire Agreement. This Agreement, inclusive of the Plan incorporated into this Agreement, contains the entire agreement between you, your Employer and the Company with respect to the Restricted Stock Units. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award or the Restricted Stock Units are superseded by this Agreement and are void and ineffective for all purposes.

12.Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan will govern.

13.Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Restricted Stock Units as determined in the discretion of the Administrator, except as provided in the Plan or in any other written document signed by you and the Company. This Agreement may not be amended, modified or supplemented orally.

14.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

15.Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

16.Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein. The Company may require you to furnish or execute such other documents as the Company shall reasonably deem necessary to comply with or satisfy the requirements of applicable law.

17.Investment Representation. If at the time of settlement of all or part of the Restricted Stock Units, the Common Stock is not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, you shall execute, prior to the issuance of any shares of Common Stock in settlement of the Restricted Stock Units to you by the Company, an agreement (in such form as the Administrator may specify) in which you, among other things, represent, warrant and agree that you are acquiring the shares acquired under this Agreement for your own account, for investment only and not with a view to the resale or distribution thereof, that you have knowledge and experience in financial and business matters, that you are capable of evaluating the merits and risks of owning any shares of Common Stock acquired under this Agreement, that you are a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, you shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administrator, from counsel for or approved by the Administrator, as to the applicability of such exemption thereto.

18.Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

19.Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

20.Section 409A. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

21.Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

22.Authorization to Share Personal Data. You authorize any affiliate of the Company that employs or retains you or that otherwise has or lawfully obtains personal data relating to you to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

23.Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or you, as the case may be, at the following addresses or to such other address as the Company or you, as the case may be, shall specify by notice to the other:

i.if to the Company, to it at:
EMCORE Corporation
2015 West Chestnut Street
Alhambra, CA 91803
Attention: Chief Financial Officer
Fax: (626) 293-3424
ii.if to you, to your most recent address as shown on the books and records of the Company or affiliate employing or retaining you.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
24.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Awards evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Awards is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

25.Consent to Electronic Delivery. By entering into this Agreement and accepting the Award evidenced hereby, you hereby consent to the delivery of information (including, without limitation, information required to be delivered to you pursuant to applicable law) regarding the Company and its affiliates, the Plan, this Agreement and the Award via Company web site or other electronic delivery.

26.Clawback Policy. The Restricted Stock Units are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock Units or any shares of Common Stock or other cash or property received with respect to the Restricted Stock Units (including any value received from a disposition of the shares acquired upon payment of the Restricted Stock Units).

27.Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.
{The Glossary follows on the next page.}

GLOSSARY

a.“Beneficial Ownership” (including correlative terms) shall have the same meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

b.“Cause” means (as determined by the Administrator) (i) your willful and continued failure to perform substantially your material duties with your Employer (other than any such failure resulting from your incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which you have not performed such duties is delivered to you by the person or entity that supervises or manages you, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs your job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “termination for Cause” shall include a determination by the Administrator following your termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed. Notwithstanding the foregoing, if you are a party to an Employment Agreement, “Cause” shall have the meaning, if any, specified in your Employment Agreement.

c.“Change in Control” means the occurrence of any of the following:

(i)    an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or other similar awards granted by the Company under predecessor equity incentive plans) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred hereunder, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;
(ii)    the individuals who, immediately prior to the effective date of the Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(iii)    the consummation of:
(A)    a merger, consolidation or reorganization involving the Company unless:

(1)    the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,
(2)    the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and
(3)    no Person, other than (i) the Company, (ii) any Related Entity, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (1) through (3) above is referred to herein as a “Non-Control Transaction”);
(B)    a complete liquidation or dissolution of the Company; or
(C)    the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur. Solely for purposes of this Change in Control definition, (x) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; (y) any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose; and (z) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.
d.“Exchange Act” means the Securities Exchange Act of 1934 and the rules promulgated thereunder, as amended.

e.“Index” means the Russell Microcap Index.

f.“Non-Control Acquisition” means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction.

g.“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

h.“Securities Act” means the Securities Act of 1933 and the rules promulgated thereunder, as amended.

i.“Total Shareholder Return” means the total shareholder return over the Performance Period for either the Company or the Index assuming that any dividends are reinvested in a company’s stock on the payment date. Except as provided in Section 2(c)(ii), (1) total shareholder return for the Company shall be calculated using (i) the average Company stock price at the close of regular trading on the principal exchange on which the stock is listed or traded for the 30-trading-day period ending with the last day on which the applicable exchange is open for trading preceding the first day of the Performance Period, and (ii) the average Company stock price at the close of regular trading on the principal exchange on which the stock is listed or traded for the 30-trading-day period ending with the last trading day of the Performance Period, and (2) total shareholder return for the Index will be measured over the same 30-trading day periods as for the Company.

j.“You”; “Your”. You means the recipient of the Restricted Stock Units as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

k.“Voting Securities” means all the outstanding voting securities of the Company entitled to vote generally in the election of the Board.

{The signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of [Date].

EMCORE CORPORATION

By:     —————————————————
Date:     —————————————————

The undersigned hereby represents that he/she has read the Prospectus and is familiar with the Plan’s terms. The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees, on behalf of himself/herself and on behalf of his/her beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein, and that the Award and Restricted Stock Units are subject to all of the terms and provisions of this Agreement, and of the Plan under which it is granted, as the Plan and this Agreement may be amended in accordance with their respective terms. The undersigned agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under this Agreement or the Plan with respect to the Award or Restricted Stock Units.

WITNESS
AWARD RECIPIENT

—————————————————

Date:     —————————————————